Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE

Contact:
For Ladenburg	For Capitalink
Paul Caminiti/Brandy Bergman/Carrie Bloom	Phil Weinbach
Citigate Sard Verbinnen	The Weinbach Group, Inc.
212/687-8080	305/668-0070
LADENBURG THALMANN TO ACQUIRE CAPITALINK, LC

Acquisition Expands Ladenburg’s Investment Banking Capability and
Bolsters the Firm’s Position in the South Florida Market

Announces Executive Appointments
New York, NY, September 7, 2006 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) (“Ladenburg”) announced today that it has entered into an agreement to acquire South Florida-based Capitalink, LC, one of the nation’s top-ranked middle-market investment banking firms. The addition of Capitalink, which has earned national recognition for its expertise in the broad range of independent and objective investment banking services it provides to middle-market and emerging growth companies, will expand the investment banking capabilities of one of the oldest financial services firms on Wall Street.
“Our acquisition of Capitalink furthers our long-term strategy by expanding our focus in investment banking and by building a strong presence in Florida, a key location for middle-market and emerging companies,” said Dr. Phillip Frost, Chairman of the Board of Ladenburg. “Capitalink is recognized as one of the nation’s top ranked middle-market investment banking firms and we are thrilled about the opportunities created by combining Ladenburg’s Wall Street expertise with a proven winner in investment banking in South Florida.”
Capitalink’s investment banking and advisory services include strategic financial guidance and hands-on assistance in mergers and acquisitions, fairness opinions, valuations, restructuring, commercial bank financing, capital raising and financial and strategic advisory services. The transaction, which is expected to close during the fourth quarter of 2006, is subject to receiving regulatory approvals and other customary closing conditions.

Ladenburg also announced today that, effective September 6, 2006, Richard J. Lampen, a member of Ladenburg’s Executive Committee, became President and Chief Executive Officer of Ladenburg, and Mark Zeitchick, also a member of Ladenburg’s Executive Committee, became Executive Vice President of Ladenburg and President and Chief Executive Officer of Ladenburg Thalmann & Co. Inc. (“Ladenburg Thalmann”), its broker-dealer subsidiary.
In addition, Ladenburg announced that, effective upon closing of the Capitalink acquisition, James S. Cassel, President of Capitalink, will become Vice Chairman, Senior Managing Director and Head of Investment Banking of Ladenburg Thalmann, and Peter H. Blum will become Vice Chairman, Senior Managing Director and Head of Capital Markets of Ladenburg Thalmann. Scott E. Salpeter and Barry E. Steiner, senior bankers at Capitalink, will become Managing Directors — Investment Banking of Ladenburg Thalmann. Also, Kevin J. Gordon, John C. Mackle and Renée S. Grossman will become Directors — Investment Banking of Ladenburg Thalmann.
These executives, other than Mr. Blum, will be based in Ladenburg’s new corporate offices in Miami, Florida. Mr. Blum will remain in New York City. As previously announced, Mark Klein, who served as president and CEO, will remain in New York City and serve as Chairman of Ladenburg Thalmann. Mr. Klein will focus on growing the firm’s investment banking and asset management businesses.
Dr. Frost continued: “We believe Jim Cassel and the talented Capitalink team will be instrumental in continuing to grow Ladenburg’s South Florida business operations and maintaining our significant presence in New York City. We are also thrilled to have Dick Lampen and Mark Zeitchick join Ladenburg’s senior management team and take on a more active day-to-day role with the company. They have both been tremendous assets to our Board and will be key to the implementation of our growth strategy and as we work to build value for all of Ladenburg’s shareholders.”
Mr. Cassel added, “Everyone at Capitalink is extremely enthusiastic about our joining Ladenburg Thalmann which, since its establishment in 1876, has earned and maintained a reputation as a distinguished investment and financial services company. The combined capabilities of our firms will provide a wide range of enhanced benefits to our current and future clients.”
About Richard J. Lampen
Richard J. Lampen has served on the Ladenburg Board of Directors since January 2002. Since 1996, Mr. Lampen has served as Executive Vice President of Vector Group Ltd. (NYSE: VGR), a New York Stock

Exchange listed holding company engaged principally in the tobacco business through its Liggett Group LLC subsidiary and in the real estate and investment business through its New Valley LLC subsidiary. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area. Prior to his present position, Mr. Lampen was a partner from 1992 to 1995 in Steel Hector & Davis, a law firm based in Miami, Florida, where he served as co-chairman of the firm’s Corporate Department. Previously, Mr. Lampen spent six years at Salomon Brothers Inc, a leading investment banking firm, most recently as a Managing Director and a senior member of the firm’s Leveraged Finance Group. Mr. Lampen also serves as a director of CDSI Holdings Inc. (OTC: CDSI) and Douglas Elliman Realty, LLC. He has served as a director of a number of other companies, including New Valley Corporation (NASDAQ: NVAL), U.S. Can Corporation (NYSE: USC), Spec’s Music Inc. (NASDAQ: SPEK) and The International Bank of Miami, N.A., as well as a court-appointed independent director of Trump Plaza Funding, Inc.
About Mark Zeitchick
Mark Zeitchick has been a member of the Board of Directors at Ladenburg since August 1999 and from August 1999 until December 2003, served as Executive Vice President. Mr. Zeitchick has been a registered representative with Ladenburg since March 2001 and has also been affiliated with Ladenburg Capital Management Inc., one of Ladenburg’s former operating subsidiaries since October 1993, serving as Ladenburg Capital’s co-chairman since November 2001.
About James S. Cassel
James Cassel is a founder and President of Capitalink. He has extensive transactional and corporate finance experience, and has negotiated, structured and executed various types of transactions including mergers, acquisitions and divestitures; corporate and transactional financing, including venture capital, mezzanine and conventional financing; and public offerings, and private placements. Prior to founding Capitalink, he was President of Catalyst Financial. He was also the Managing Partner of the Miami office and served on the executive committee of Broad and Cassel, one of Florida’s largest law firms, where he founded and led the firm’s corporate/securities practice. Mr. Cassel serves on the Board of Directors of Equity One, Inc. (NYSE: EQY), a New York Stock Exchange listed company, and frequently lectures on timely issues relating to middle market investment banking. He has served on boards of directors of several other companies, in addition to the National Investment Banking Association, an organization of middle market investment banking firms. His professional involvements have also included membership in the American Association of Arbitrators, and the NASD Board of Arbitrators. Mr. Cassel is a past President of the South Florida Chapter of the Association for Corporate Growth.

About Peter H. Blum
Since joining Ladenburg Thalmann in 2004, Mr. Blum has played a leadership role in the growth of Ladenburg Thalmann’s investment banking and capital markets businesses. Previous to that time, Mr. Blum was President of Bear Ridge Capital LLC, a financial advisory firm specializing in providing strategic merger and acquisition advice as well as providing private capital to mid-size businesses, and start-ups primarily in the energy sector. Mr. Blum formerly served as Senior Managing Director and Head of Investment Banking of Ladenburg Capital Management. Before joining Ladenburg Capital Management in 1997, Mr. Blum was Managing Director and Head of the Energy, Merger and Acquisition, and Restructuring Groups of Rodman and Renshaw Inc. and Mabon Securities Corp. Mr. Blum has also taken active management roles with public and private companies in order to facilitate their sale or restructuring. Mr. Blum also was a Partner at Houghton and Company, an advisory and leveraged buyout boutique. He started his career at Arthur Young and Company. Mr. Blum currently serves a Chairman of Mitcham Industries Inc. (NASDAQ: MIND).
About Capitalink, LC
Capitalink, LC (www.capitalinklc.com) operates with a team of seasoned investment banking professionals who possess diverse expertise in corporate structuring and finance, financial analysis, mergers and acquisitions, corporate strategy and business management. Employing these disciplines, Capitalink provides publicly and privately held businesses and emerging growth companies with a broad range of objective and independent investment banking and advisory services. Capitalink’s services include strategic financial guidance and hands-on assistance in mergers and acquisitions; financial transaction analysis and rendering fairness opinions; performing valuations; restructuring; raising capital; commercial bank financing and other corporate financing activities.
Capitalink is a member of M&A International, Inc., the largest global network of mid-market merger and acquisition transaction specialists, with more than 300 professional advisors at 41 member firms in 36 countries on five continents.
About Ladenburg Thalmann
Ladenburg Thalmann Financial Services is engaged in retail and institutional securities brokerage, investment banking and asset management services through its principal operating subsidiary, Ladenburg Thalmann & Co. Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm based in New York City, with regional offices in Boca Raton, Florida; Los Angeles, California; Melville, New York; Lincolnshire, Illinois; and Princeton, New Jersey. Ladenburg provides various services including corporate finance, asset management, brokerage, trading and research, principally for middle market and emerging growth companies and high net worth individuals. See www.Ladenburg.com
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of the Company. These risks, uncertainties and contingencies include those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its quarterly report for the period ended June 30, 2006 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
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